Nothing in connection with the following Separation Agreement and General Release is agreed until everything is agreed in a writing signed by all parties.

                            SEPARATION AGREEMENT AND

                                 GENERAL RELEASE
                                 ---------------


          This SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into by and between Edward MacBeth ("Employee") and Brightcube, Inc. formerly known as Photoloft, Inc. (hereinafter "Brightcube" or the "Company").

                              W I T N E S S E T H:

          WHEREAS, Company employed Employee as its President and Chief Operating Officer from July 2000 until January 19, 2001 ("Separation Date") at which time he resigned his employment with Brightcube and his position on the Company's Board of Directors; and

          WHEREAS, the parties desire to set forth the terms and conditions of Employee's separation from Brightcube and resolve all issues between them;

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, the parties agree as follows:

          A.     Brightcube  agrees  as  follows:

               1. That, provided the Agreement becomes effective as set forth below, the Company will continue to pay Employee his current base salary and any accrued but unused vacation through, but not after, February 23, 2001, less applicable deductions and withholdings for federal, state and local government taxes and withholdings, in accordance with the Company's normal and customary payroll practices.

               2. That Employee will continue to remain eligible to participate in the Company's current medical and dental coverage plans (including its existing Lifeguard and Delta Dental Plans respectively, for as long as Company continues to maintain coverage under such plans or, if the Company elects to change coverage providers, under equivalent health, dental, eye care and prescription coverage plans for himself and his dependents) and the Company will continue to pay premiums for such coverage as currently through, but not after, July 31, 2001. Thereafter, Employee will be eligible to continue coverage under such plans pursuant to the provisions of COBRA.

               3. That options on 500,000 shares of the Company's common stock have been granted under the Company's 1999 Stock Option Plan and are fully vested as of this date with an exercise price of $1 3/8, provided however, that such underlying stock is and shall be subject to a six-month lock-up ending July 19, 2001 (the "Lock-Up Period"). Thereafter, Employee shall have two years to exercise the stock options. The foregoing notwithstanding, in the event of a sale, merger, change of control, tender offer or similar transaction during the Lock-Up Period ("Transaction") resulting in the Company not surviving, and in the event that Employee's options do not convert automatically in such Transaction into options of the acquiror of at least an equivalent value, the lock-up shall terminate immediately and Employee shall be entitled, at his option, to exercise his options and immediately thereafter tender, sell or exchange the underlying stock as part of the Transaction.

               4. That the Company will issue a press release explaining that Employee has resigned his employment and position on the Board of Directors to pursue other interests.

               5. That the Company will continue to abide by its obligations under the Indemnity Agreement entered into by and between Employee and the Company on November 9, 2000.

               6. That the Company will allow Employee to retain the notebook computer provided to him by the Company, and confirms that Employee has allowed the Company to remove all Company-related documents, software, etc. from the Computer and access to the computer to verify that all such Company-owned information has been deleted. Employee further represents and warrants that he has not retained any copies of Company-related documents, software, etc. from the computer.

          B.     Employee  agrees  as  follows:

               1. That his employment with Brightcube has terminated effective as of the Separation Date, and that he has no right to employment with Brightcube thereafter.

               2. That he has resigned his position on the Company's Board of Directors as of the Separation Date.

               3. That he further understands that all of his employment benefits from Brightcube ceased upon the Separation Date, except for his current medical coverage plan which will expire on July 31, 2001, unless Employee has or does properly elect to extend such coverage under COBRA.

               4. That he is signatory to a Brightcube Proprietary Information and Inventions Assignment Agreement dated November 9, 2000, and has obligations thereunder following the Separation Date, which he will honor and abide by. A copy of the Proprietary Information and Inventions Agreement is attached hereto and incorporated herein by reference.

               5. That, in the event that Brightcube commences a rescission offer, or a similar program, under the Company's 1999 Stock Incentive Plan, Employee will not accept such an offer or exercise or assert any rights in connection with said offer. The foregoing notwithstanding, the Company acknowledges that it does not intend, intentionally or inadvertantly, to deprive Employee of the potential value of the options. Therefore, and in the event such rescission program involves or effects, directly or indirectly, the termination, conversion, substitution or replacement of options under the current 1999 Plan, Employee's options will automatically convert to or be replaced by the same number of fully vested options of equal value in any new, converted, substituted or replacement plan, provided, however, that Employee and Company agree that under no circumstances will Company be obligated to make any cash payment to Employee in connection with any rescission offer and Employee is entitled to no cash payments therefor.

               6. That as of the Separation Date, Employee represents that he has returned to the Company all papers, files and other documents and property of the Company and all papers, files and other documents relating to or obtained in connection with his employment with the Company, excepting only (i) Employee's personal copies of records relating to his compensation; (ii) his personal copies of Proprietary Information and Inventions Assignment Agreement signed by him; and (iii) his copy of this Agreement.

          C.     The  parties  mutually  agree  as  follows:

               1. That the Company (including each and all of its past and current subsidiaries, predecessors, successors, affiliates, employees, board members, consultants, shareholders and representatives) on the one hand and Employee (including his heirs, representatives and assigns) on the other hand forever fully release and discharge one another, and covenant not to sue or otherwise institute or cause to be instituted or in any way participate in (except at the request of one another) legal or administrative proceedings against one another with respect to any matter arising from or related to Employee's employment by the Company or termination therefrom including, but not limited to, any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of every nature, kind and description, in law, equity or otherwise, from the beginning of time up through the date Employee executes this Agreement.

               2. That each party is waiving any rights it may have had or now has to pursue any and all remedies available to it under any employment-related cause of action from the beginning of time through the date Employee executes this Agreement including, without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of the provisions of the Employee Retirement Income Security Act and any other laws and regulations relating to employment. Employee further acknowledges and expressly agrees that he is waiving any and all rights he may have had and now has to pursue any claim of discrimination including, but not limited to, any claim of discrimination based on sex, age, race, national origin or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Age Discrimination in
     Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1866, the California Fair Employment and Housing Act and all other state and federal laws and regulations relating to employment.

               3. That each party understands that this Release of Claims extinguishes all claims, whether known to it or not. California Civil Code section 1542 provides that unless it specifically agrees to release claims it does not know about, they will not be released by the release provisions in Section B of this Agreement. Section 1542 states:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED THIS SETTLEMENT WITH THE DEBTOR."

               Each party agrees to waive any rights under section 1542; affirm its intention to release claims that are both known and unknown to it, and each hereby releases the other (including affiliates as set forth above), from all such known and unknown claims.

               4. That each party hereby promises and agrees that it will not disparage or cast in a negative light the other party or its affiliates.

               5. That neither party, except as may be mandated by statutory or regulatory requirements, will disclose to others the fact of this settlement or one or more of the terms of the Agreement, except that Employee may disclose and discuss it with his family, counsel or accountant to the extent such disclosure is necessary to achieve the purpose for seeking their counsel, and Company may disclose it to its counsel and its past and current subsidiaries, affiliates, employees, board members, consultants, shareholders and representatives on a "need-to-know" basis. Each party understands that strict compliance with this Section is a material consideration for this Agreement and any violation would cause irreparable harm warranting injunctive relief, without the posting of an undertaking or bond.

               6. That Employee on the one hand and the Company representative on the other hand has read and understands the foregoing Separation Agreement and General Release and affixes their respective signature hereto voluntarily. The Company representative executing this Agreement on behalf of the Company further warrants that the Company has been authorized to enter into this Agreement, that (s)he is fully authorized to execute this Agreement on behalf of the Company and to bind the Company to its terms.

               7. Employee confirms that the waiver he has made and the terms he has agreed to herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived. He further acknowledges that he has had the opportunity to be represented in negotiations for the preparation of this Agreement by counsel of his own choosing, and that he has entered into this Agreement voluntarily, without coercion, and based upon his own judgment and not in reliance upon any representations or promises made by the other party, other than those contained within this Agreement. Each party further agrees that if any of the facts or matters upon which it now relies in making this Agreement hereafter prove to be otherwise, this Agreement will nonetheless remain in full force and effect.

               8. Employee acknowledges that he has up to twenty-one days to consider this Agreement. If Employee has taken less than twenty-one days to decide whether to execute this Agreement, Employee represents that he has had sufficient time to consider the Agreement and to consult counsel regarding this Agreement, and that he does not need additional time.

               9. That Employee may revoke this Agreement in writing for a period of seven days after his execution of the Agreement. Said revocation must be in writing and must be delivered to the Company no later than the end of the seventh day after execution. This Agreement shall become effective, and irrevocable by Employee, on the eighth day after Employee has executed this Agreement.

          D.     The  parties  further  agree  as  follows:

               1. That any controversy between the parties hereto arising out of or involving the construction or application of any terms or conditions of this Agreement, including fraud in the inducement of this Agreement, or any agreement referred to herein, will be submitted to and settled by final and binding arbitration before one (1) arbitrator at a location in Los Angeles, California to be agreed upon by the parties or, in the absence of agreement, to be selected by the American Arbitration Association ("AAA") in California in accordance with its rules. Such arbitration shall be conducted by AAA in accordance with the rules of AAA then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration under the Agreement, the party seeking arbitration will request a list of nine (9) arbitrators from the AAA. After the parties have received a list of potential arbitrators, they will make a good faith effort to agree on the selection of an arbitrator to resolve said dispute. If the parties are unable to reach an agreement on the selection of the arbitrator on or before thirty (30) days following receipt of the list of arbitrators, they will toss a coin and the loser of the coin toss will strike one arbitrator's name, then the winner of the coin toss will strike one arbitrator's name; the process of elimination will continue until one arbitrator's name remains. That individual will then serve as the sole arbitrator. THIS ARBITRATION WILL BE IN LIEU OF ANY CIVIL ACTION AND THE PARTIES UNDERSTAND AND EXPRESSLY AGREE THAT THEY ARE EACH WAIVING THEIR RIGHTS TO A JURY TRIAL.

          2. That nothing contained in this Agreement shall constitute or be treated as an admission by Brightcube or Employee of liability, of any wrongdoing or of any violation of law.

          3. That if any provision of this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the remaining provisions shall be enforced to the extent permitted by law.

          4. That this Agreement shall bind and benefit Employee's heirs, executors, administrators, successors, assigns and each of them; it shall also bind and benefit Brightcube and its respective heirs, executors, administrators, successors and assigns.

          5. That this Agreement shall be construed and interpreted in accordance with the laws of that State of California. This Agreement shall be interpreted in accordance with its plain meaning and not for or against either party.

          6. That both parties have participated in the negotiation of this Agreement and, therefore, no ambiguity in this Agreement shall be construed against either party.

          7. This Agreement may be executed in counterparts and facsimile signatures of the parties shall have the same effect as original signatures.

          8. This Agreement represents the entire agreement between the parties with respect to the subject matter thereof and supersedes all previous oral or written agreements or understandings with respect to such subject matter.

                               /s/  Edward MacBeth
                               ---------------------------------------
Dated:  February 6, 2001       Edward  MacBeth



                               /s/  Al Marco
                               ---------------------------------------
                               Brightcube
Dated:  February 8, 2001       By  its  CEO